UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2011

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

(904) 421-3040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 30, 2011, The Jacksonville Bank (the “Bank”), a wholly owned subsidiary of Jacksonville Bancorp, Inc. (the “Company”), announced via press release that it has named Scott M. Hall as President of the Bank effective immediately. Mr. Hall succeeds Price W. Schwenck, who served as interim President of the Bank since June 23, 2011. Biographical information for Mr. Hall was provided in the Company’s Definitive Proxy Statement filed on March 31, 2011 and is hereby incorporated by reference. A copy of the press release is attached as Exhibit 99.1.

In connection with Mr. Hall’s appointment as President of the Bank, his salary increased to $200,000 and he will be granted options to purchase 20,000 shares of the Company’s common stock under the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended. The options will have an exercise price of $10.00 per share and will vest in equal annual increments over a four-year period.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated August 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:		/s/ Valerie A. Kendall

	Name:	Valerie A. Kendall
	Title:	Executive Vice President and Chief Financial Officer

Date:     August 30, 2011